UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  April 27, 2012

NetSpend Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34915	20-2306550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1300, Austin, Texas	78701-2582
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(512) 532-8200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

NetSpend Holdings, Inc. (the “Company”) held its annual meeting of stockholders on April 27, 2012 (the “Annual Meeting”). Of the 76,408,600 shares of common stock outstanding and entitled to vote as of the March 14, 2012 record date, 43,734,806 shares of common stock were represented in person or by proxy at the Annual Meeting.  A summary of the final voting results for each of the three matters voted upon by the stockholders at the Annual Meeting is set forth below. The proposals related to each matter are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2012.

Proposal 1: Election of Class II Directors

The following nominees were elected to serve as class II directors for a term of three years and until their successors are duly elected and qualified:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Thomas A. McCullough	38,438,097	122,461	5,174,248
Daniel M. Schley	37,668,250	892,308	5,174,248
Alexander R. Castaldi	37,722,749	837,809	5,174,248

Proposal 2: Approval of the NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan

The NetSpend Holdings, Inc. 2012 Employee Stock Purchase Plan, a copy of which was filed with the Securities and Exchange Commission (the "SEC") as Exhibit 10.38 to our Annual Report on Form 10-K for the year ended December 31, 2011, was approved.

Votes For	Votes Against	Abstentions	Broker Non-Votes
38,179,957	62,912	317,689	5,174,248

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 was ratified.

Votes For	Votes Against	Abstentions
43,694,795	38,911	1,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETSPEND HOLDINGS, INC.

Date: May 2, 2012	By:	/s/ George W. Gresham
George W. Gresham
Chief Financial Officer